Exhibit 99.1

Science 37, the Operating System for Agile Clinical Trials, Closes Business Combination with LifeSci Acquisition II Corp. and Will Begin Trading on Nasdaq as SNCE

●	Science 37 to debut on Nasdaq as a publicly traded company under ticker symbol “SNCE”
●	Business combination will provide Science 37 with approximately $235 million in cash proceeds to support continued growth
●	Science 37 to fuel its mission to enable universal access to clinical research which has proven to accelerate patient enrollment, minimize patient burden, and include underserved patient populations
●	Investments targeted to enhance the Science 37 Operating System to decentralize clinical trial execution and enable more agile clinical trials

LOS ANGELES and NEW YORK, October 7, 2021 – Science 37, Inc., the Operating System for today’s agile clinical trials, announced today that it has completed its previously announced business combination with LifeSci Acquisition II Corp. (NASDAQ: LSAQ) (“LifeSci”), a blank check company targeting the biopharma, medical technology, digital health and healthcare services sectors. Shares of common stock of the combined company, named Science 37 Holdings, Inc. (“Science 37” or the "Company") will begin trading on the Nasdaq Global Market under the new ticker symbol "SNCE” today, October 7, 2021.

LifeSci shareholders approved the transaction at a special meeting on October 4, 2021. As a result of the transaction, Science 37 has received approximately $235 million total cash, net of fees and expenses paid in connection with the closing of the business combination, including the proceeds from the private placement completed in connection with the transaction. Science 37 intends to use the transaction proceeds to fund its decentralized trial technology platform, extend into new adjacencies, and power the next generation in clinical research. David Coman, Chief Executive Officer of Science 37, Inc., and Science 37 Inc.’s current executive team will continue to lead the combined company.

“The Science 37 Operating System has been proven to materially accelerate patient enrollment, provide meaningfully higher patient retention, significantly reduce patient burden and enable participation from underserved patient populations. This is all made possible through our full-stack, end-to-end technology platform and supported by specialized patient communities, telemedicine investigators, mobile nurses, and remote coordinators,” said Mr. Coman. “The additional capital from this transaction will help us deliver on our vision to be the category-defining operating system that powers every clinical trial as the industry shifts to more agile trial designs.”

Andrew McDonald, Ph.D., Chief Executive Officer of LifeSci, said, “Science 37’s extraordinary differentiation based on its technology platform and specialized networks represents the future of clinical trial operations. As a leader and innovator in agile clinical trials, Science 37 has the opportunity to transform the industry and impact positive change in millions of people's lives. We are proud to partner with David and his talented team as Science 37 begins its next chapter as a public company.”

Following the business combination, David Coman will serve on Science 37’s Board of Directors alongside Rob Faulkner, Managing Director at Redmile Group, as Chairman; John W. Hubbard, Ph.D., former Chief Executive Officer at Bioclinica and former Senior Vice President and Worldwide Head of Development Operations at Pfizer; Bhooshi de Silva, Senior Vice President, Global Head of Corporate Development, Strategy and Ventures, at PPD; Adam Goulburn, Ph.D., Partner at Lux Capital; Neil Tiwari, Partner of Private Healthcare Ventures at Magnetar Capital; and Emily Rollins, former Partner of Deloitte & Touche.

Advisors

Cowen and Perella Weinberg Partners LP served as financial advisors and Latham & Watkins LLP and DLA Piper LLP (US) served as legal advisors to Science 37. Cowen acted as sole placement agent to LifeSci Acquisition II Corp. in connection with the private placement. LifeSci Capital LLC acted as lead book-running manager to LifeSci Acquisition II Corp. in connection with its initial public offering in November 2020. Loeb & Loeb LLP served as legal advisor to LifeSci Acquisition II Corp. Cowen, William Blair, Baird, and Lake Street Capital Markets acted as capital markets advisors to Science 37.

About Science 37

Science 37's mission is to enable universal access to clinical research—making it easier for patients and providers to participate from nearly anywhere and helping to accelerate the development of treatments that impact patient lives. As a pioneer of decentralized clinical trials, the Science 37 Clinical Trial Operating System (OS) supports today’s more agile clinical research designs with its full stack, end-to-end technology platform and specialized networks of patient communities, telemedicine investigators, mobile nurses, remote coordinators and connected devices. Configurable to enable any study type, the Science 37 OS can enable up to 15x faster enrollment, 28% better retention and 3x more diverse patient population with industry-leading workflow orchestration, evidence generation and data harmonization. For more information, visit https://www.science37.com.

About LifeSci Acquisition II Corp.

LifeSci Acquisition II Corp. (Nasdaq: LSAQ) is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities, pursuing targets that are focused on healthcare innovation in North America or Europe. For more information visit: https://lifesciacquisition.com/spac-2/.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding the benefits of the transaction between Science 37, Inc. and LifeSci, the services offered by Science 37 and the markets in which it operates, and Science 37’s projected future results. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the ability to maintain the listing of Science 37’s securities on Nasdaq, (ii) volatility in the price of Science 37’s securities due to a variety of factors, including changes in the competitive and highly regulated industries in which Science 37 plans to operate, variations in performance across competitors, changes in laws and regulations affecting Science 37’s business and changes in its capital structure, (iii) the ability to implement business plans, forecasts, and other expectations, and to identify and realize additional opportunities, (iv) the risk that Science 37 may never achieve or sustain profitability, (v) the risk that Science 37 will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all; and (vi) the potential adverse effects of the ongoing global COVID-19 pandemic. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of LifeSci’s definitive proxy statement/prospectus and registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission (the “SEC”) and other documents filed by Science 37 from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Science 37 and LifeSci assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Science 37 nor LifeSci gives any assurance that either Science 37 or LifeSci will achieve their expectations.

Contacts

For Media:

Margie Kooman

margie.kooman@science37.com

Nina Gill

Science37@10fold.com

For Investors:

Caroline Paul

Gilmartin Group

investors@science37.com